UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Willis Lease Finance Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Willis Lease Finance Corporation

4700 Lyons Technology Parkway

Coconut Creek, Florida 33073

IMPORTANT NOTICE REGARDING THE 2026 ANNUAL

MEETING OF STOCKHOLDERS

The following letter was mailed to stockholders of Willis Lease Finance Corporation (the “Company”) on May 29, 2026 in connection with the proposals to be considered and voted on at the 2026 annual meeting of the Company’s stockholders (as may be adjourned or postponed, the “Annual Meeting”) convened May 26, 2026, as set forth in additional detail in the Company’s proxy statement dated April 24, 2026 (the “Proxy Statement”). At the May 26, 2026 Annual Meeting, each of Proposals 1, 3, 4, and 5 was approved by the stockholders. In accordance with stockholder approval of Proposal 5, the Annual Meeting was adjourned with respect to Proposal 2 to permit additional time to solicit stockholder votes. The Annual Meeting will reconvene on Tuesday, June 23, 2026, at 10:00 A.M. eastern time.

THE FOLLOWING LETTER SUPPLEMENTS AND SHOULD BE READ IN

CONJUNCTION WITH THE PROXY STATEMENT

May 29, 2026

WE NEED YOUR VOTE.

PLEASE MAKE SURE YOUR SHARES ARE REPRESENTED

AT THE ADJOURNED ANNUAL MEETING!

Dear Fellow Stockholder:

At our Annual Meeting of Stockholders, after stockholders approved the four proposals presented, we adjourned the Annual Meeting from May 26 until June 23, 2026 with respect to Proposal 2 to allow stockholders more time to vote on the proposed amendment to our Certificate of Incorporation.

The trading price of our common stock has increased significantly over the past several years, which we believe is a reflection of the Company’s strong performance. A forward stock split would subdivide and reclassify one WLFC share of common stock into three shares that are each worth one-third of the value of the pre-split single share. The stock split does not itself result in any change in the total value of your investment. However, the Board believes that, with more shares trading at a lower price, an investment in Willis Lease can be more accessible to a greater number of potential investors, which could drive value for all stockholders.

Your Board of Directors unanimously recommends that you vote FOR Proposal 2 to amend our Certificate of Incorporation to effect a forward stock split. Your Board of Directors believes the stock split will benefit all Willis Lease stockholders.

Your vote is very important. Depending on how you hold your Willis Lease shares, failing to vote may have the same effect as voting against Proposal 2. If you have not already done so, please vote TODAY via the Internet, by telephone, or by signing, dating, and returning the enclosed proxy card or voting instruction form in the postage-paid envelope provided.

Thank you for your support.

Sincerely,

The Board of Directors

YOUR VOTE IS IMPORTANT—PLEASE VOTE TODAY!

If you have any questions, or need assistance in voting

your shares, please call our proxy solicitor:

INNISFREE M&A INCORPORATED

+1 (877) 825-8772 (toll-free from the U.S. and Canada) or

+1 (412) 232-3651 (from other countries)

FORWARD-LOOKING STATEMENTS

This letter includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including statements regarding prospects or future results of operations or financial position, made in this proxy statement are forward-looking. We use words such as anticipates, believes, expects, future, intends, and similar expressions to identify forward-looking statements. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Actual results could differ materially for a variety of reasons, including, among others, market conditions and demand, risks associated with owning and leasing jet engines and aircraft competitive factors, changes in business strategy or development plans, and general economic and business conditions.